Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Vice President Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Epicor® Reports 2010 First Quarter Results

23% Organic Year-over-Year Software License Growth

Helps Drive $8.8 Million in Free Cash Flow1

IRVINE, Calif., April 28, 2010 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today reported financial results for its first quarter ended March 31, 2010. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q.

Epicor chairman, president and CEO George Klaus commented, “We had a strong start to 2010 highlighted by organic first quarter software license revenue growth of 23% over the first quarter of 2009, which helped drive $8.8 million in free cash flow. This strong year-over-year organic software growth validates our belief that our markets are strengthening and that Epicor 9 is creating more opportunities for our sales force. We expect to maintain this momentum as pipelines continue to grow across all of the industry verticals and geographies we address.

“Because of the investments we made throughout the downturn in 2008 and 2009 and the momentum we are generating with Epicor 9,” Klaus said, “we believe we have the unique opportunity to drive software growth rates that will outpace the market. Software growth ultimately drives additional significant revenue streams for Epicor since more than 80% of our revenues from a customer come after the initial software sale. We plan to capitalize on our strengthening pipelines and improving close rates by continuing to prudently invest in our business, while ensuring we continue to drive revenue growth, strong cash flows and profitability.”

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Epicor Reports Q1 2010 Results

Total revenue for the 2010 first quarter was $99.3 million, with breakeven GAAP net income. This compares to 2009 first quarter revenue of $98.7 million, and a GAAP net loss of $1.6 million, or loss of $0.03 per diluted share.

Non-GAAP2 net income for the 2010 first quarter was $5.7 million, or $0.10 per diluted share, compared to non-GAAP net income of $4.7 million, or $0.08 per diluted share in the 2009 first quarter.

2010 First Quarter Revenue by Segment: 2010 first quarter license revenue was $16.2 million, up more than 23% year over year when compared to 2009 first quarter license revenue of $13.2 million. 2010 first quarter maintenance revenue grew year over year by 2% to $48.0 million when compared to 2009 first quarter maintenance revenue of $46.9 million. Consulting revenue was $31.1 million in the 2010 first quarter, down from 2009 first quarter consulting revenue of $31.5 million. Hardware and other revenue for the 2010 first quarter was $4.0 million, down year over year when compared to hardware and other revenue of $7.2 million in the prior year’s first quarter.

Balance Sheet Summary: The Company’s balance sheet at March 31, 2010, included cash and cash equivalents of $104.5 million. The balance sheet benefited from free cash flow of $8.8 million during the 2010 first quarter. The Company’s total debt balance as of March 31, 2010, consists primarily of the $230 million obligation to holders of the Company’s 2.375% senior convertible notes (less a debt discount of $40.1 million) and $67.5 million of borrowings under the Company’s credit facility, currently priced at LIBOR plus 4.0%.

At the end of the 2010 first quarter, net accounts receivable was approximately $83.5 million. The Company had solid cash collections of approximately $116 million during the 2010 first quarter. Days sales outstanding (DSOs) in the 2010 first quarter were 76, up when compared to 74 in the fourth quarter of 2009. Deferred revenue at the end of the 2010 first quarter was $97.9 million.

Business Outlook: For Epicor’s 2010 second quarter, total revenue is expected to be $104 to $106 million, with non-GAAP earnings per diluted share3 for the 2010 second quarter expected to be $0.12 to $0.14.

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Epicor Reports Q1 2010 Results

Earnings Conference Call

The Company will hold an investor and analyst conference call today at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time.

When:	Wednesday, April 28, 2010

Time:	2:00 p.m. PT

Dial in:	+1 (888) 417-8531 or outside the U.S. +1 (719) 325-2404

Conf ID:	Epicor 2010 First Quarter Earnings Call

Webcast:	http://ir.epicor.com

On the call, chairman, president and CEO George Klaus and executive vice president and CFO Michael Pietrini will review 2010 first quarter earnings. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the Company’s Web site at http://ir.epicor.com and will be archived for thirty days following the call on the Company’s Web site.

[1]

Free cash flow is a non-GAAP measure. The Company calculates free cash flow as adjusted EBITDA, plus stock-based compensation, less capital expenditures, cash paid for income taxes and net interest. Please refer to the table below for a complete reconciliation.

[2]	Please see the reconciliations to GAAP measures provided at the end of this press release.
[3]

The Company’s 2010 second quarter non-GAAP earnings per diluted share guidance excludes current expectations for second quarter amortization of intangible assets of approximately $7.1 million, second quarter stock-based compensation expense of approximately $2.8 million and approximately $2.1 million in non-cash interest expense for the first quarter related to amortization of debt discount. 2010 second quarter non-GAAP earnings per share expectations assume a weighted average share count of 59.8 million shares.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

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Epicor Reports Q1 2010 Results

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected revenues (including growth rates), earnings and earnings per share (including on a non-GAAP basis), non-GAAP free cash flow, the Company’s products, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include, but are not limited to, changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; and other factors discussed in Epicor’s annual report on Form 10-K for the year ended December 31, 2009 and other reports Epicor files with the SEC. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Non-GAAP Earnings Measure. The Company uses non-GAAP earnings measures, adjusted EBITDA, EBITDA margins and free cash flow in this press release. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and,

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

The non-GAAP financial measures for 2009 and 2010 used by the Company are defined to include deferred revenues from NSB that were adjusted to fair value as required by purchase accounting in accordance with GAAP reporting, and to exclude amortization of intangible assets, stock-based compensation expense, amortization of long-term debt discount from the Company’s May 2007 convertible note offering, the write-off of debt issuance fees, restructuring and other, which include costs associated with workforce reductions and a Venezuela currency devaluation. The non-GAAP financial measures for 2010 used by the Company are also defined to reflect income taxes at a 38% tax rate.

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Epicor Reports Q1 2010 Results

Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Management also believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation. Management believes it is appropriate to exclude the Venezuela currency devaluation charge, the write-off of debt issuance fees and the amortization of long-term debt discount from the Company’s May 2007 convertible note offering, as well as restructuring and other charges, which included costs associated with the integration of NSB into Epicor and costs associated with workforce reductions, because these charges are not related to the Company’s ongoing business operations and it allows for more accurate comparisons of our operating results to our peer companies. Finally, management believes that using a 38% tax rate is appropriate because it allows comparisons of our operating results that are more consistent with prior periods presented, as well as more accurate comparisons of our operating results to our peer companies.

General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

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Epicor Reports Q1 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,459	$106,861
Accounts receivable, net	83,517	90,011
Deferred income taxes	21,216	11,572
Inventory, net	2,779	1,819
Prepaid expenses and other current assets	17,903	13,976

Total current assets	229,874	224,239

Property and equipment, net	27,478	28,511
Deferred income taxes	21,580	21,867
Intangible assets, net	77,014	84,107
Goodwill	369,044	368,336
Other assets	10,421	10,990

Total assets	$735,411	$738,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,508	$13,966
Accrued expenses	40,504	46,754
Current portion of long-term debt	205	202
Current portion of accrued restructuring costs	1,258	1,694
Current portion of deferred revenue	97,566	96,040

Total current liabilities	153,041	158,656

Long-term debt, less current portion	257,549	255,535
Accrued restructuring costs	4,024	4,423
Deferred revenue	378	392
Deferred income taxes and other income taxes	15,025	15,172
Other long-term liabilities	3,211	3,785

Total long-term liabilities	280,187	279,307

Stockholders’ equity:
Common stock	65	63
Additional paid-in capital	427,657	422,460
Less: treasury stock at cost	(22,429)	(20,670)
Accumulated other comprehensive loss	(6,137)	(4,825)
Accumulated deficit	(96,973)	(96,941)

Total stockholders’ equity	302,183	300,087

Total liabilities and stockholders’ equity	$735,411	$738,050

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Epicor Reports Q1 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
License fees	$16,236	$13,177
Consulting	31,089	31,452
Maintenance	47,960	46,866
Hardware and other	3,996	7,198

Total revenues	99,281	98,693

Cost of revenues	44,784	46,184
Amortization of intangible assets	7,057	8,405

Total cost of revenues	51,841	54,589

Gross profit	47,440	44,104

Operating expenses:
Sales and marketing	21,134	18,090
Software development	13,879	12,406
General and administrative	12,215	14,191
Restructuring and other	45	1,411

Total operating expenses	47,273	46,098

Income (loss) from operations	167	(1,994)
Interest expense	(4,956)	(5,992)
Interest and other income (expense), net	(1,306)	(167)

Loss before income taxes	(6,095)	(8,153)
Income tax benefit	(6,063)	(6,525)

Net loss	$(32)	$(1,628)

Net loss per share:
Basic	$(0.00)	$(0.03)
Diluted	$(0.00)	$(0.03)
Weighted average common shares outstanding:
Basic	58,634	58,985
Diluted	58,634	58,985

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Epicor Reports Q1 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NON-GAAP NET INCOME RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Loss before income taxes	$(6,095)	$(8,153)

Add back:
Amortization of intangible assets	7,057	8,405
Stock-based compensation expense	4,279	2,418
Amortization of long-term debt discount	2,067	1,923
Restructuring and other	45	1,411
Venezuela currency devaluation	1,315	—
Debt issuance fees write off	—	924
Deferred revenue fair value adjustment	—	432

Non-GAAP income before income taxes	8,668	7,360
Non-GAAP provision for income taxes [1]	(2,948)	(2,675)

Non-GAAP net income	$5,720	$4,685

Non-GAAP net income per diluted share	$0.10	$0.08

Weighted average common shares outstanding:
Diluted	59,508	59,440

[1]

The Company utilizes a 38% tax rate for the calculation of the non-GAAP provision for income taxes for comparison purposes with other periods. The non-GAAP effective income tax rates reflected above differ from 38% due to certain non-deductible non-GAAP add backs.

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Epicor Reports Q1 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Total revenues	$99,281	$98,693

Net loss	$(32)	$(1,628)
Income tax benefit	(6,063)	(6,525)

Interest expense	4,956	5,992
Amortization of intangible assets	7,057	8,405

Depreciation	1,864	2,084
Restructuring and other	45	1,411

Venezuela currency devaluation	1,315	—
Deferred revenue fair value adjustment	—	432
Interest and other income (expense), net	(9)	167

Adjusted EBITDA	$9,133	$10,338

Adjusted EBITDA percent of total revenues	9.2%	10.5%

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Epicor Reports Q1 2010 Results

EPICOR SOFTWARE CORPORATION

PRELIMINARY FREE CASH FLOW RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended September 30, March 31,
	2010	2009
Net loss	$(32)	$(1,628)
Income tax benefit	(6,063)	(6,525)

Interest expense	4,956	5,992
Amortization of intangible assets	7,057	8,405

Depreciation	1,864	2,084
Restructuring and other	45	1,411

Venezuela currency devaluation	1,315	—

Deferred revenue fair value adjustment	—	432
Interest and other income (expense), net	(9)	167

Adjusted EBITDA	$9,133	$10,338

Adjusted EBITDA	$9,133	$10,338

Non-cash stock-based compensation	4,279	2,418

Capital expenditures	(840)	(779)

Cash paid for taxes	(1,066)	(939)

Net interest	(2,725)	(3,800)

Free cash flow	$8,781	$7,238